NON-DISCLOSURE, NON-SOLICITATION
                          AND NON-COMPETITION AGREEMENT



         This Non-Compete Agreement is made by and among Randy Best ("Best"), ProQuest Company (the "Company") and Voyager Expanded Learning, Inc. ("Voyager") simultaneously with the execution and delivery of a consulting agreement between the parties dated December 13, 2004 (the "Consulting Agreement").

         WHEREAS, Best is currently employed by Voyager as its Chief Executive Officer and holds shares of Voyager's Common Stock (the "Voyager Stock").

         WHEREAS, pursuant to an Agreement and Plan of Merger dated as of December 13, 2004 ("Merger Agreement"), Voyager will be merged with VEL Acquisition Corp., a Texas corporation ("Merger Sub"), which is an indirect subsidiary of the Company.

         WHEREAS, upon the completion of the merger, the parties desire to terminate Best's employment relationship with Voyager and to enter into a consulting relationship with the Company and Voyager upon the terms and conditions set forth in the Consulting Agreement and to bind Best to certain restrictive covenants in favor of the Company and Voyager as set forth in this Non-Disclosure, Non-Solicitation and Non-Competition Agreement (the "Non-Compete Agreement").

         NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

1. The execution and delivery of this Non-Compete Agreement and the Consulting Agreement is a precondition to the merger of Voyager with the Merger Sub in accordance with the Merger Agreement. This Non-Compete Agreement shall only become effective at the "Effective Time," as defined in the Merger Agreement (the "Effective Date"). In the event that the merger does not close by such time as contemplated by the Merger Agreement, the Non-Compete Agreement shall terminate and become void.

2. Best and the Company acknowledge and agree that this Non-Compete Agreement is ancillary to the Merger Agreement and the Consulting Agreement to the fullest extent permitted under Texas Business and Commercial Code 15.50-.52, and is intended to be enforceable to the fullest extent of Texas law, which the parties agree shall govern.

3. Best acknowledges that he has been exposed to, and has knowledge of certain trade secrets and confidential business information owned by Voyager as a result of his employment with Voyager Additionally, the Company and Voyager will provide Best with trade secrets and confidential business information of the Company, Voyager and their affiliates in the future as a result of his performing services under the Consulting Agreement and, to the extent that he becomes a member of the Board of Directors of the Company, his duties as a director (collectively, the "Confidential Information").

4. Best agrees that he will not disclose the Confidential Information or use it in any way, except on behalf of the Company and Voyager, whether or not such Confidential Information is produced by Best's own efforts. Best further agrees, upon termination of the Consulting Agreement, promptly to deliver to the Company all Confidential Information, whether or not such

       Confidential Information is produced by Best's own efforts, and to refrain from making, retaining or distributing copies thereof.

5. Best agrees that, during the term of the Consulting Agreement and for a period of three (3) years after the Effective Date, he will not, directly or indirectly (including but not limited through R. Best Associates, Inc., a subsidiary of R. Best Associates, Inc. or an entity in which Best, R. Best Associates, Inc. or a subsidiary of R. Best Associates, Inc. is a controlling stakeholder), engage or participate in: (i) any capacity, anywhere in the United States, for or on behalf of any person or entity that is engaged in a business that is Competitive to the business operated by Voyager or in which Voyager has currently planned to engage; (ii) recruiting or soliciting any person to leave his or her employment with the Company or Voyager; and (iii) hiring or engaging any person who is or was an employee of Voyager from Closing through and including the time of such hiring or engagement.

6. For purposes of determining whether a person or entity is engaged in a business that is Competitive to the business operated by Voyager, it is understood and agreed that Voyager is, or has plans to be, engaged, throughout the Unites States, in the business of: (i) developing, marketing, and selling reading and math-related materials for use by students in grades K-12; and (ii) developing, marketing, and selling programs that are designed to enhance the ability of teachers and school districts to teach reading to students in grades K-12.

7. Notwithstanding the foregoing, it is understood and agreed that Mr. Best may own less than 5% of the stock of a publicly owned company that is engaged in a business that is Competitive to the business operated by Voyager without violating this Agreement. Additionally, it is understood and agreed that Mr. Best may continue his involvement with GlobalEd Holdings Ltd. and EdCollege, Inc. to the extent that those entities, and any employees or affiliates thereof, do not engage in the business of:
       (i) developing, marketing, or selling reading and math-related materials for use by students in grades K-12; (ii) developing, marketing, or selling any courses, products or services substantially similar to the "Reading for Understanding" and "Foundations of Reading" programs currently offered by Voyager to be used by administrators or teachers in grades K-12; and (iii) developing, marketing, or selling programs for any reading based curriculum to those customers who are currently customers of VoyagerU, a division of Voyager.

8. Best agrees, upon termination of the Consulting Agreement, promptly to deliver to the Company all files, books, documents, computer disks or tapes, and other property prepared on behalf of the Company or Voyager or purchased with Company or Voyager funds and to refrain from making, retaining or distributing copies thereof.

9. In the event of any breach of this NonCompete Agreement by Best, the Company shall notify Best of such breach in writing and Best shall have 30 days thereafter to cure such breach. If such breach continues after such 30 days, the Company shall have all the remedies provided in this section. In the event of a breach of this Non-Compete Agreement, the Company and Voyager shall be entitled to recover as remedy all damages available under the Common Law and the law of the jurisdiction under whose law the matter is considered, including, without limitation, lost profits. Best acknowledges that a breach of this Non-Compete Agreement will cause irreparable injury to both the Company and Voyager. Best further acknowledges that the Company's and Voyager's remedies at law will be inadequate in case of any such breach, and that the Company and Voyager will be entitled to preliminary injunctive relief and other injunctive relief in case of any such breach, in addition to any provable damages suffered. No remedy conferred upon Company or Voyager under this NonCompete Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this NonCompete Agreement or now or hereafter existing at law or in equity or by statute. The prevailing party shall be entitled to reasonably attorneys' fees and costs incurred in any such litigation.

10. Whenever possible, each provision of this Non-Compete Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Non-Compete Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and this Non-Compete Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. If any court determines that any provision of this Non-Compete Agreement is unenforceable for any reason and therefore acts to reduce the scope or duration of such provision, as the provision, in its reduced form, shall then be enforceable.

11. Best represents to the Company and Voyager that he is not currently bound by any agreements with any third parties which may restrict or hinder him from the performance of his obligations hereunder to the Company.

12. This Non-Compete Agreement does not create an obligation on the part of the Company or Voyager or any other person to maintain in force the Consulting Agreement. The Company may exercise its rights regarding termination thereunder without regard to the existence and terms of this Non-Compete Agreement.

13. This Non-Compete Agreement shall survive the termination of the Consulting Agreement regardless of the manner of such termination and shall be binding upon Best's heirs, executors and administrators.

14. This Non-Compete Agreement is assignable by the Company and Voyager and inures to the benefit of the Company, its subsidiaries, affiliated corporations and assignees.

15. This Non-Compete Agreement shall be governed by and construed in accordance with the laws of the State of Texas and shall be deemed to have been made in Texas.

16. This Agreement constitutes the entire understanding of the parties with respect to its subject matter, supersedes any prior communication or understanding with respect thereto and no modification or waiver of any provision hereof shall be valid unless made in writing and signed by the parties.

17. Best acknowledges and agrees that he has consulted with legal counsel of his choosing with regard to the enforceability and conformance with Texas law of each provision of this Agreement.

IN WITNESS WHEREOF, Best has duly executed this Agreement under seal as of the 13th day of December, 2004.

                                            /s/ Randy Best
--------------------------------            ------------------------------------
Witness Signature                           Randy Best, for himself




                                            /s/ Randy Best
                                            ------------------------------------
                                            By Randy Best
                                            Voyager Expanded Learning, Inc,
                                            being hereunto duly authorized



                                            /s/ Alan Alworth
                                            ------------------------------------
                                            By  Alan Aldworth
                                            ProQuest Company,
                                            being hereunto duly authorized




                                            ------------------------------------
                                            By
                                            VEL Acquisition Corp.
                                            being hereunto duly authorized